EXHIBIT 23.1


                         POHL, MCNABOLA, BERG & CO., LLP
                         50 FRANCISCO STREET, SUITE 120
                             SAN FRANCISCO, CA 94133
                       TEL: 415-399-1330 FAX: 415-399-9212

Board of Directors of
FinancialContent, Inc.

Re:      Consent of Independent Registered Accountant

Gentlemen:

We consent to the inclusion in this registration statement on Form S-8, dated April 27, 2006, the reference to our report dated August 29, 2005 (except Note 2 and Note 7 - "Beneficial Conversion Feature", which are March 21, 2006) with respect to the financial statements of FinancialContent, Inc., for the year ended June 30, 2005, as amended.


/s/ Pohl, McNabola, Berg & Company LLP
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Pohl, McNabola, Berg & Company LLP
April 27, 2006
San Francisco, CA